Exhibit 11.1
COMPUTATION OF PER SHARE EARNINGS

AT MARCH 31, 1998                              SHARES              WEIGHTED
BASIC                                           O/S        EPS     AVERAGE
----------------                             ----------- ------ ----------------

SHARES OF COMMON STOCK OUTSTANDING             75,099,648         75,099,648
                                              -----------        -----------

NET INCOME                                     50,000,000
                                              -----------
WEIGHTED AVG SHARES OUTSTANDING                75,099,648   .067

DILUTED
----------------

SHARES OF COMMON STOCK OUTSTANDING             75,099,648          75,099,648
   OPTIONS                                                            112,665
   RESTRICTED SHARES                                                  114,685
                                              -----------         -----------
                                               75,099,648          75,326,998


NET INCOME                                     50,000,000
                                              -----------
WEIGHTED AVG SHARES OUTSTANDING                75,326,998   0.66



AT MARCH 31, 1997                               SHARES               WEIGHTED
BASIC                                            O/S        EPS      AVERAGE
----------------                             ------------ ------- -------------

SHARES OF COMMON STOCK OUTSTANDING             74,484,588          74,484,588
                                             ------------         -----------


NET INCOME                                     20,000,000
                                             ------------
WEIGHTED AVG SHARES OUTSTANDING                74,484,588  0.27

COMPUTATION OF PER SHARE EARNINGS

DILUTED
----------------

SHARES OF COMMON STOCK OUTSTANDING             74,484,588           74,484,588
                                             ------------          -----------

NET INCOME                                     20,000,000
                                             ------------
WEIGHTED AVG SHARES OUTSTANDING                74,484,588    0.27